                                                     EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Nevada Power Company on Form S-8 of our reports dated February 14, 1997 and June 26, 1997, appearing in or incorporated by reference in the Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 1996, and in the Annual Report on Form 11-K of Nevada Power 401(k) Saving Plan for the year ended December 31, 1996, respectively.

/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Las Vegas, Nevada
August 19, 1997